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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Spiros Development Corporation II, Inc. and Dura Pharmaceuticals, Inc. on Form S-1/S-3 of our report dated January 20, 1997, relating to the consolidated financial statements of Dura Pharmaceuticals, Inc., incorporated by reference in the Annual Report on Form 10-K of Dura Pharmaceuticals, Inc. for the year ended December 31, 1996.

    We also consent to the incorporation by reference in this Registration Statement of our report dated March 21, 1997 (October 10, 1997 as to Note 7), relating to the financial statements of Spiros Development Corporation (a development stage enterprise) appearing in the Current Report on Form 8-K of Dura Pharmaceuticals, Inc. to be filed concurrent with this Registration Statement. We also consent to the use in this Registration Statement of our report dated October 9, 1997, appearing in the Prospectus, which is part of this Registration Statement, relating to the balance sheet of Spiros Development Corporation II, Inc. (a development stage enterprise).

    We also consent to the references to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP

San Diego, California
October 10, 1997